                                                                   EXHIBIT 10.3

                                                                 EXECUTION COPY



                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") dated as of [intended to be the Closing Date of the Related Transactions], 2005 (the "Effective Date") is made and entered into by and between The A Consulting Team, Inc., a New York corporation having its principal place of business at 77 Brant Avenue, Clark NJ 07066 ("TACT") and its affiliates, associated companies, subsidiaries, parent, divisions or related entities (collectively with TACT, the "Company"), and Richard D. Falcone ("Employee"), an individual residing at 5 Blossom Hill, Colts Neck, New Jersey 07722.

         1.       Employment and Duties.

                  (a) The Company hereby employs Employee as Chief Financial Officer. Employee will be based at the New Jersey office of TACT, and TACT will provide Employee with an office and appropriate computer and communications equipment at both of its offices in that area. Employee shall perform such work as may be required of Employee by Company in accordance with the instructions, directions and control of Company and at such reasonable times and places as Company may determine. At all times during the Term, Employee shall strictly adhere to all rules and regulations that have been or that may hereafter be established by Company for the conduct of its employees and further, Employee shall strictly adhere to all provisions of the Company's handbook(s).

                  (b) Employee hereby accepts employment in such capacity and conditions as hereinafter set forth.

         2. Term. Unless sooner terminated by either party in accordance with Section 7, the term of this Agreement is for three (3) years, commencing on the Effective Date and ending on the third anniversary thereof (the "Term"). If the Company does not intend to offer you an employment agreement for an additional three-year immediately following the termination of the Term, it will so notify you not later than six(6) months prior to the expiration of the Term.

         3. Monetary Compensation. The Company shall pay to Employee the following monetary compensation for all services to be rendered by Employee in any capacity:

                  (a) an annual base salary of TWO HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($225,000.00) (the "Base Salary"), subject to annual review by the board of directors of TACT, less all applicable and required federal, state, local and authorized deductions, payable twice a month in accordance with the Company's regular payroll practices; and

                  (b) an annual special bonus of TWENTY-FIVE THOUSAND DOLLARS ($25,000) (the "Special Bonus") less all applicable and required federal, state, local and authorized deductions, payable in four (4) equal quarterly installments paid at the mid payroll cycle of each quarter, of SIX THOUSAND TWO HUNDRED FIFTY DOLLARS ($6,250.00) each.

         4. Fringe Benefits. Company shall provide Employee with the following fringe benefits:

                  (a) the opportunity, if and to the extent eligible, to participate in any standard group health, dental, life and disability insurance plans, pension plan or similar benefit plan of the Company offered during the Term;

                  (b) the opportunity to participate in the Company's executive management bonus, stock option plan and such other similar plans as may be offered by the Company during the Term, all of which shall be offered and administered in accordance with the Company's normal business practices for each plan;

                  (c) other fringe benefits, including vacation, sick and personal days, in accordance with TACT's then-current policy for such other fringe benefits for a chief financial officer position; and

                  (d) a monthly automobile allowance equal to the leasing costs, automobile insurance expense, routine maintenance and related expenses for the 2004 Cadillac CTS which Employee is leasing as of the Effective Date.

         5. Full Time and Attention. Employee shall devote full and complete attention and energies to the business of Company, and shall not during the Term be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage and whether or not such other business activity is directly or indirectly related or unrelated to the business activity of Company, without the prior written consent of Company. However, this shall not be construed as preventing Employee from investing his assets in such form or manner as will not require any services on Employee's part in the operation of the affairs of the companies in which such investments are made; provided, however, that any investment in any non-public companies shall not be in companies having allied or related business activities to Company. Employee shall be permitted to hold less than five percent (5%) of the outstanding equity or convertible debt of any publicly-owned corporation (regardless whether such corporation is engaged in a business similar to that of Company), provided that Employee is not in a control position in such corporation. Notwithstanding the foregoing, the Company understands and acknowledges that, as of the Effective Date, Employee is a director of eRXSYS, Inc. and Senior Days Inc., and agrees that Employee shall be permitted to continue to serve as a director of both corporations during the Term.

         6. Reimbursement of Expenses. The Company will reimburse Employee for expenses incurred by Employee in the course of his employment provided that such expenses are reimbursable by Company policy, and further, such expenses are authorized by Company and an accounting is made to Company therefor, in accordance with the procedures of Company pertaining thereto.

         7.       Termination of Agreement.

                  (a) The Agreement shall be terminated upon the death of Employee or may be terminated by Company if Employee fails to render the services required hereunder for a continuous period of ninety (90) days because of Employee's physical or mental disability.

                  (b) Notwithstanding anything to the contrary herein, either party may terminate this Agreement, with or without Cause and for any reason whatsoever, by giving ten (10) days prior written notice to the other party. In the event Company terminates Employee without Cause, Employee shall be entitled to receive as severance an amount equal to nine (9) months of Base Salary and any Special Bonus to which he would be entitled during such nine-month period. If Employee voluntarily terminates this Agreement, Employee shall be entitled to Base Salary accrued through the date of termination and shall forfeit his right to receive any Special Bonus for the quarter in which his resignation occurs, but shall receive any Special Bonus to which he is entitled for all quarters up to such quarter. For purposes of this
                           Section 7, "Cause" shall mean: (i) Employee's embezzlement, willful breach of fiduciary duty or fraud with regard to Company or any of Company's assets or businesses; (ii) Employee's conviction of, or pleading of nolo contendre with regard to a felony (other than a traffic violation) or any other crime involving moral turpitude and involving activity related to the affairs of Company; or (iii) any other breach by Employee of a material provision of this Agreement that remains uncured for thirty (30) days after written notice thereof is given to Employee. In the event Company terminates this Agreement for Cause, Company's sole obligation is to pay Employee his Base Salary accrued through the date of termination.

                  (c) On or after the Effective Date, Employee may terminate this Agreement for Sufficient Reason. For purposes of this Section 7, "Sufficient Reason" shall mean (i) a direct or indirect change in the ownership or control of Company by purchase, merger, consolidation, reorganization, lease, exchange, transfer or sale of all or substantially all of the assets and/or outstanding stock of Company, taking the Company private, or any other business transaction involving Company or any combination of the foregoing transactions which results in any material demotion of Employee and/or any material reduction in Employee's authority or responsibilities (it being understood that the change in control that occurs pursuant to or in conjunction with the Share Exchange Agreement, dated as of January 21, 2005 shall not be "Sufficient Reason" for purposes of this Section) or (ii) a written request by the Company for the Employee to act in any manner that will result in a breach of the Company's Code of Ethics by Employee or (iii) a material reduction in the Employee title, assignment, operating authority, duties, or responsibilities. In the event Employee or Company terminates this Agreement for Sufficient Reason, Employee shall be entitled to receive as severance an amount equal to nine (9) months of Base Salary and any Special Bonus to which he is entitled through the quarter in which such resignation occurs.

         8. Confidentiality. Employee recognizes and acknowledges that Company's trade secrets, customer/broker/client lists, private processes, prospective customer/broker/client lists, and staff and prospective staff lists (collectively, "Confidential Information") are deemed to be the private and proprietary information of Company and are available, special, unique and significant proprietary assets of Company's business. Employee will not either during or subsequent to the Term, in whole or in part, disclose such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever. In addition, Employee shall not make use of any Confidential Information for Employee's own purposes or for the benefit of any person, firm, corporation, or other entity other than Company under any circumstances during the Term or subsequent to employment.

         9. Non-Competition. Employee agrees that during the Term and for a period of one (1) year thereafter, Employee will not directly or indirectly, or in any capacity, individually or in any corporation, firm, association or other business entity, compete or attempt to compete with Company, or any corporation merged into, or merged or consolidated with Company (a) by soliciting business from any customer, broker and/or client of Company with which Employee was involved (directly or indirectly) during the Term, if such solicited business competes with the business of Company, or (b) by inducing any personnel of Company to leave the service of Company, or by employing or contracting with any such personnel. The provisions of this Section 9 shall be construed as an Agreement independent of any other provision contained herein and shall be enforceable in both law and equity, including by temporary or permanent restraining orders, notwithstanding the existence of any claim or cause of action by Employee against Company, whether predicated on this Agreement or otherwise.

         10. Intellectual Property. Employee hereby agrees to assign all rights, title, and interest in all writings, products, inventions, discoveries, developments, improvements, ideas, technical notes, programs, specifications, computer or other apparatus programs and related documentation, and other works of authorship, tangible and intangible property, whether or not patentable, copyrightable or subject to other forms of protection, made, created, developed, discovered, written or conceived by Employee, solely or jointly with another, in whole or in part, for either Company and/or Company's customer(s), broker(s) and/or client(s) during the Term, whether during or outside of regular working hours, and to promptly deliver to Company all such tangible properties and work products at the request of Company. Employee shall not be entitled to any compensation in addition to the amount set forth in Section 3 of this Agreement by reason of said assignment.

         11. Return of Company Property. Employee shall, upon termination of employment with Company, immediately return to Company all equipment and supplies of Company and all books, records, lists and other written, typed or printed materials, whether furnished by Company or prepared by Employee, which contain any information relating to Company's business or any of its customers, brokers and/or clients, and Employee agrees that Employee will neither make nor retain copies of such materials after termination of employment.

         12. Authorized Deductions. Employee hereby authorizes Company, at any time, to offset and deduct against any and all monies due to Employee by Company, whether for salary or other remuneration to the full extent allowed by law, any and all monies owed by Employee to Company by law or pursuant to this Agreement, including, but not limited to, the correction of payroll errors, the repayment of monetary advances, the reimbursement of tuition or training costs, and the recoupment of auto allowances, relocation expenses, expenses, and/or advanced vacation time.

         13. Representations and Warrants of Employee. Employee hereby represents and warrants that the execution of this Agreement by Employee and the performance of Employee's duties and obligations hereunder will not breach or be in conflict with any other agreement to which Employee is a party or by which Employee is bound, and that Employee is not now subject to any covenant against competition or similar covenant which would affect the performance of Employee's duties hereunder. Employee hereby agrees to indemnify Company for all claims arising out or related to Employee's breach of this Section 13.

         14. Jurisdiction; Governing Law. Both parties hereto do hereby consent to jurisdiction in the State of New Jersey with regard to all controversies which may arise with respect to the execution, interpretation of and compliance with the terms and provisions of this Agreement; and both parties hereto agree that New Jersey law applies and, in addition, waive any other venue or forum to which they might otherwise be entitled by virtue of domicile or otherwise.

         15. Dispute Resolution. All disputes, controversies, or differences arising in connection with the validity, execution, performance breach, non-renewal or termination of this Agreement shall be finally settled in an arbitration proceeding under the rules of the American Arbitration Association by three arbitrators with expertise in employment and labor law in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association. Selection of the arbitrators shall be as follows: each party shall appoint one arbitrator within twenty (20) days after the parties have agreed to go to arbitration, and those two arbitrators shall appoint a third arbitrator who shall act as chairman, within a twenty (20) day period thereafter. If the parties fail to appoint the chairman within said period, the parties will apply to the American Arbitration Association for appointment of the third arbitrator. The parties agree to be bound by the findings of the arbitration. Notwithstanding the foregoing, the courts shall have jurisdiction over injunctive or provisional relief pending arbitration. The arbitrators shall only be empowered to award direct damages. In no event shall the arbitrators be permitted to award special, consequential, indirect, incidental or punitive damages or lost profits.

         16. Waiver. The failure of either party to insist upon the performance of any of the provisions of this agreement, or the waiver of any breach thereof, shall not be construed as or constitute a waiver of the rights granted herein with respect to any subsequent forbearance or breach. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties agree that the provisions of this Section 16 may not be waived except as herein set forth.

         17. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successor to the business of Company, but neither the Agreement nor any rights hereunder may be assigned, pledged or encumbered by Employee without the written consent of Company.

         18. Amendments. This Agreement may not be changed, modified or terminated orally. No amendment to or modification of this Agreement shall be effective unless it shall be in writing and signed by each party. Notwithstanding the foregoing, it is expressly understood and agreed that any changes in the Employee's compensation, duties, location or title will not invalidate this Agreement. At the option of the parties, such changes may be incorporated into an "Addendum" to this Agreement. Failure to so incorporate such changes will not affect the validity of, or the enforceability of, terms herein.

         19. Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

         20. Notices. Any offer, notice, or request or other communication hereunder shall be in writing and shall be deemed to have been duly delivered if by hand or mailed by registered or certified mail, return receipt requested, addressed to the respective address of each party herein set forth, or to such other address as each party may designate by a notice pursuant hereto:

                      If to Company:     The A Consulting Team, Inc.
                                         200 Park Avenue South
                                         New York, New York 10003
                                         Attention:  Chief Executive Officer

                      With a copy (which shall not constitute notice) to:

                                          William A. Newman, Esq.
                                          McGuireWoods LLP
                                          1345 Avenue of the Americas, 7th Floor
                                          New York, New York 10105-0106


                      If to the Employee: Richard D. Falcone
                                          5 Blossom Hill
                                          Colts Neck, New Jersey 07722


         21. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         22. Entire Agreement. This Agreement supersedes any and all prior agreements made between the parties, whether oral or written, and constitutes that final and entire agreement and understanding of the parties, all prior representations and agreements having been merged into this Agreement, and this Agreement shall amend, restate and replace all prior employment agreements entered into between Company and Employee, including the Employment Agreement, dated as of the 11th day of September, 2001 made and entered into by and between the Company and Employee.

         23. Construction. Each party acknowledges that such party and such party's counsel have reviewed this Agreement and that the normal rule of construction (to the effect that ambiguities are to be resolved against the drafting party) shall not be employed in the interpretation of this Agreement. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.


                         [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date.





                                       THE A CONSULTING TEAM, INC.



                                       By: /s/ Shmuel BenTov
                                           -----------------------------------
                                           Name: Shmuel BenTov
                                           Title:  Chief Executive Officer




                                       RICHARD D. FALCONE


                                       By: /s/ Richard D. Falcone
                                           -----------------------------------
                                           Name: Richard D. Falcone